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Exhibit 32.1

SECTION 1350 CERTIFICATIONS*

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Ajit S. Gill, Chief Executive Officer, President and Director of Nektar Therapeutics (the "Company"), and Ajay Bansal, Chief Financial Officer and Vice President, Finance and Administration of the Company, each hereby certifies that, to the best of his knowledge:

  1.
  The Company's Annual Report on Form 10-K/A, Amendment No. 1, for the year ended December 31, 2003, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

Dated: April 14, 2004

/s/ AJIT S. GILL Ajit S. Gill Chief Executive Officer, President and Director	/s/ AJAY BANSAL Ajay Bansal Chief Financial Officer and Vice President, Finance and Administration

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement required by section 906, has been provided to Nektar Therapeutics and will be retained by Nektar Therapeutics and furnished to the Securities and Exchange Commission ("SEC") or its staff upon request.

*
This certification accompanies the Form 10-K/A, Amendment No. 1, to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/A, Amendment No. 1), irrespective of any general incorporation language contained in such filing.

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SECTION 1350 CERTIFICATIONS